UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices)  (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2013, Intellicheck Mobilisa, Inc. (the “Company”) held its Annual Shareholders Meeting (the “Annual Meeting”) at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030.

At the Annual Meeting, the Company’s shareholders elected Michael D. Malone, Bonnie Ludlow, Lieutenant General Emil R. Bedard, Nelson Ludlow and Guy L. Smith to serve as directors for one-year terms or until their respective successors have been duly elected and qualified. The Company’s stockholders also ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013. In addition, the Company’s stockholders authorized an advisory vote approving the compensation of our named executive officers and ratified a three-year frequency of future advisory votes approving executive compensation.

The following tables show the voting results of the Annual Meeting:

1. Election of directors

Director	For	Against	Broker Non-Votes
Michael D. Malone	14,919,366	918,371	10,025,901
Bonnie Ludlow	14,365,309	1,472,428	10,025,901
Lieutenant General Emil R. Bedard	14,905,161	932,576	10,025,901
Nelson Ludlow	14,455,436	1,382,301	10,025,901
Guy L. Smith	14,922,274	915,463	10,025,901

2. Ratify the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
25,302,503	178,099	383,036

3. Advisory vote to approve the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
14,555,798	1,059,398	156,988	10,091,454

4. Advisory vote to approve the frequency of future advisory votes to approve of executive compensation.

One Year	Two Year	Three Year	Abstain	Broker Non-Votes
2,212,485	476,258	12,549,817	517,275	10,107,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2013	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer